                                                                 Exhibit 2.1

                                                              EXECUTION COPY

                        AGREEMENT AND PLAN OF MERGER

                             Dated March 8, 2005

                                    among

                            GARDNER DENVER, INC.,

                         PT ACQUISITION CORPORATION

                                     and

                           THOMAS INDUSTRIES INC.



                              TABLE OF CONTENTS

                                                                           Page

ARTICLE I             Definitions............................................1

     Section 1.01     Definitions............................................1

     Section 1.02     Cross References to Certain Terms Defined Elsewhere
                        in this Agreement....................................4

ARTICLE II            The Merger.............................................6

     Section 2.01     The Merger.............................................6

     Section 2.02     Closing................................................6

     Section 2.03     Effective Time.........................................6

     Section 2.04     Effects................................................6

     Section 2.05     Certificate of Incorporation and Bylaws................7

     Section 2.06     Directors..............................................7

     Section 2.07     Officers...............................................7

ARTICLE III           Effect of Merger; Exchange of Certificates.............7

     Section 3.01     Effect on Capital Stock................................7

     Section 3.02     Exchange of Certificates...............................8

     Section 3.03     Stock Options, SARs and Performance Shares............10

ARTICLE IV            Representations and Warranties of the Company.........12

     Section 4.01     Organization, Standing and Power......................12

     Section 4.02     Company Subsidiaries; Equity Interests................12

     Section 4.03     Capital Structure.....................................12

     Section 4.04     Authority; Execution and Delivery, Enforceability.....13

     Section 4.05     No Conflicts; Consents................................14

     Section 4.06     SEC Documents and Related Matters.....................15

     Section 4.07     Proxy Statement and Company Future SEC Filings........17

     Section 4.08     Compliance with Applicable Laws.......................19

     Section 4.09     Litigation and Insurance..............................20

     Section 4.10     Taxes.................................................20

     Section 4.11     Certain Agreements....................................21

     Section 4.12     Absence of Changes in Benefit Plans...................21

     Section 4.13     ERISA Compliance; Excess Parachute Payments...........22

     Section 4.14     Absence of Certain Changes or Events..................24

                             TABLE OF CONTENTS

                                                                           Page

     Section 4.15     Properties............................................24

     Section 4.16     Intellectual Property.................................24

     Section 4.17     Environmental Matters.................................25

     Section 4.18     Labor and Employment Matters..........................26

     Section 4.19     Brokers; Schedule of Fees and Expenses................26

     Section 4.20     Opinion of Financial Advisor..........................27

ARTICLE V             Representations and Warranties of Parent and Sub......27

     Section 5.01     Organization, Standing and Power......................27

     Section 5.02     Sub...................................................27

     Section 5.03     Authority; Execution and Delivery, Enforceability.....27

     Section 5.04     No Conflicts; Consents................................27

     Section 5.05     Information Supplied..................................28

     Section 5.06     Brokers...............................................28

     Section 5.07     Financing.............................................28

     Section 5.08     No Additional Representations; Investigation by
                        Parent and Sub......................................29

ARTICLE VI            Covenants Relating to Conduct of Business.............30

     Section 6.01     Conduct of Business...................................30

     Section 6.02     No Solicitation.......................................33

ARTICLE VII           Additional Agreements.................................34

     Section 7.01     Preparation of Proxy Statement; Stockholders Meeting..34

     Section 7.02     Access to Information; Confidentiality................35

     Section 7.03     Best Efforts; Notification............................35

     Section 7.04     Employment, Compensation and Benefit Plans............36

     Section 7.05     Indemnification; Directors' and Officers' Insurance...37

     Section 7.06     Fees and Expenses.....................................39

     Section 7.07     Public Announcements..................................39

     Section 7.08     Transfer Taxes........................................39

ARTICLE VIII          Conditions Precedent..................................39

     Section 8.01     Conditions to Each Party's Obligation To Effect
                        The Merger..........................................39

     Section 8.02     Further Conditions to Obligation of the Company.......40

                             TABLE OF CONTENTS

                                                                           Page

     Section 8.03     Further Conditions to Obligation of Parent and Sub....40

ARTICLE IX            Termination, Amendment and Waiver.....................41

     Section 9.01     Termination...........................................41

     Section 9.02     Effect of Termination.................................42

     Section 9.03     Amendment.............................................44

     Section 9.04     Extension; Waiver.....................................44

ARTICLE X             General Provisions....................................45

     Section 10.01    Non-Survival of Representations, Warranties and
                        Agreements..........................................45

     Section 10.02    Notices...............................................45

     Section 10.03    Interpretation; Disclosure Letters....................46

     Section 10.04    Severability..........................................46

     Section 10.05    Counterparts..........................................46

     Section 10.06    Entire Agreement; No Third-Party Beneficiaries........47

     Section 10.07    Governing Law.........................................47

     Section 10.08    Assignment............................................47

     Section 10.09    Enforcement; Jurisdiction; WAIVER OF JURY TRIAL.......47

                  This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated
                                                           ---------
this 8th day of March, 2005 by and among Gardner Denver, Inc., a Delaware corporation ("PARENT"), PT Acquisition Corporation, a Delaware corporation
              ------
and a wholly owned Subsidiary of Parent ("SUB"), and Thomas Industries Inc.,
                                          ---
a Delaware corporation (the "COMPANY").
                             -------

                  WHEREAS, the Boards of Directors of Sub and the Company have approved and deemed it advisable and in the best interests of their respective stockholders to consummate, and the Board of Directors of Parent has approved, the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, the Boards of Directors of Sub and the Company have approved and deemed it advisable and in the best interests of their respective stockholders to consummate, and the Board of Directors of Parent has approved, the merger (the "MERGER") of Sub with and into the Company, on
                               ------
the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, upon the consummation of the Merger, each issued and outstanding share of common stock of the Company, par value $1.00 per share (the "COMPANY COMMON STOCK"), shall be converted into the right to
            --------------------
receive in cash $40.00 (such amount, or any higher amount per share of Company Common Stock paid pursuant to this Agreement, the "MERGER PRICE"),
                                                           ------------
upon the terms and subject to the limitations and conditions of this Agreement;

                  WHEREAS, the Boards of Directors of Parent, Sub and the Company have each determined that the Merger and the other Transactions are consistent with, and in furtherance of, their respective business strategies and goals; and

                  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                 ARTICLE I

                                Definitions
                                -----------

                  Section 1.01 Definitions.  As used in this Agreement, the
                               -----------
following terms shall have the meanings set forth below:

                  "AFFILIATE" of any Person means another Person that,
                   ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                  "BUSINESS DAY" means any day that is not a Saturday, a
                   ------------
Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "CODE" means the Internal Revenue Code of 1986, as
                   ----
amended.


                  "COMPANY MATERIAL ADVERSE EFFECT" means (a) any change,
                   -------------------------------
effect, event, occurrence or state of facts having a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, other than effects relating to (1) changes, effects, events, occurrences or circumstances that generally affect the United States or the global economy or the industries in which the Company operates, (2) general economic, financial or securities market conditions in the United States or elsewhere, (3) the execution, delivery or announcement of this Agreement or the announcement of the Merger, (4) changes in GAAP or requirements applicable to the Company and the Company Subsidiaries, (5) changes in Laws or interpretations thereof by a Governmental Entity, (6) changes, effects, events or occurrences caused by or resulting from the taking of any action required or permitted by this Agreement or approved by Parent or (7) any outbreak of major hostilities in any country in which the Company operates or in which the United States is involved or any act of terrorism within the United States or any country in which the Company operates or directed against United States facilities or citizens wherever located or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

                  "COMPANY PERFORMANCE SHARES" mean the performance shares
                   --------------------------
issued under the Company Stock Plan.

                  "COMPANY SAR" means any stock appreciation right linked to
                   -----------
the price of Company Common Stock and granted under the Company Stock Plan.

                  "COMPANY STOCK OPTION" means any option to purchase
                   --------------------
Company Common Stock granted under the Company Stock Plan.

                  "COMPANY STOCK PLAN" means the Thomas Industries Inc.
                   ------------------
1995 Incentive Stock Plan, as Amended and Restated (and predecessors thereto including the Thomas Industries Inc. 1995 Incentive Stock Plan and the Thomas Industries Inc. Non-Employee Director Stock Option Plan).

                  "COMPANY TAKEOVER PROPOSAL" means any proposal or offer
                   -------------------------
(1) for a merger, share exchange, business combination, consolidation, dual listed structure, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company, or (2) to acquire in any manner, directly or indirectly, 15% or more of the equity securities of the Company or (3) to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer, in any manner (including through any arrangement having substantially the same economic effect as a sale of assets), directly or indirectly, over 15% of the consolidated total assets of the Company, in a single transaction or a series of related transactions, in each case other than the Transactions.

                  "ISO" means a Company Stock Option that meets the incentive
                   ---
stock option requirements of Section 422 of the Code.

                  "PARENT MATERIAL ADVERSE EFFECT" means any effect, event
                   ------------------------------
or change that prevents or materially delays the ability of Parent and Sub to perform their obligations under this Agreement or to consummate the Merger or the other Transactions in accordance with the terms hereof.

                  "PERSON" means any individual, firm, corporation,
                   ------
partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

                  "SARBANES-OXLEY ACT" means the Sarbanes-Oxley Act of 2002.
                   ------------------

                  "SEC" means the United States Securities and Exchange
                   ---
Commission.

                  "SIGNIFICANT COMPANY SUBSIDIARY" means any Subsidiary of
                   ------------------------------
the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  "SUBSIDIARY" of any Person means another Person, an amount
                   ----------
of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "SUPERIOR COMPANY PROPOSAL" means a written proposal made
                   -------------------------
by a third Person to acquire all of the outstanding Company Common Stock or all or substantially all of the assets of the Company and the Company Subsidiaries, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of assets, in each case that the Board of Directors of the Company determines in good faith after consulting with the Company's outside financial and legal advisors (i) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal, and (ii) presents to the Company and its stockholders more favorable financial and other terms, taken as a whole, than the Merger (taking into account any changes in the terms of the Merger made by Parent and Sub as a result of such proposal).

                  "TAXES" includes all forms of taxation, whenever created
                   -----
or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to taxes, including all interest, penalties and additions imposed with respect to such amounts.

                  "TAX RETURN" means all Federal, state, local, provincial
                   ----------
and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  "TRANSACTIONS" means the Merger and the other transactions
                   ------------
contemplated by this Agreement.

                  Section 1.02 Cross References to Certain Terms Defined
                               -----------------------------------------
                  Elsewhere in this Agreement.
                  ---------------------------

                                  Term                     Section
                                  ----                     -------

                    Affected Employee                       7.04(c)
                    Affiliate                                1.01
                    Agreement                              Preamble
                    All Benefit Plans and Agreements         4.12
                    Appraisal Shares                        3.01(d)
                    Auditing Standard No. 2                 4.07(c)
                    Baird                                    4.19
                    Business Day                             1.01
                    Certificate of Merger                    2.03
                    Certificates                            3.02(b)
                    Certifications                          4.06(b)
                    Closing                                  2.02
                    Closing Date                             2.02
                    Code                                     1.01
                    Company                                Preamble
                    Company Benefit Agreements               4.12
                    Company Benefit Plans                    4.12
                    Company Board                           4.04(b)
                    Company Bylaws                           4.01
                    Company Capital Stock                    4.03
                    Company Charter                          4.01
                    Company Common Stock                   Preamble
                    Company Contracts                        4.11
                    Company Disclosure Letter             Article IV
                    Company Future SEC Filings              4.07(c)
                    Company Intellectual Property            4.16
                    Company Material Adverse Effect          1.01
                    Company Multiemployer Pension Plan      4.13(b)
                    Company Pension Plans                   4.13(a)
                    Company Performance Shares               1.01
                    Company Permits                         4.08(a)
                    Company Rights                           4.03
                    Company Rights Agreement                 4.03
                    Company SAR                              1.01
                    Company SEC Documents                   4.06(b)
                    Company Stock Option                     1.01
                    Company Stock Plan                       1.01
                    Company Stockholder Approval            4.04(c)
                    Company Stockholders Meeting            7.01(b)
                    Company Subsidiary                       4.02

                                  Term                     Section
                                  ----                     -------

                    Company Takeover Proposal                1.01
                    Company Termination Fee                 9.02(b)
                    Company 2004 Form 10-K                  4.07(b)
                    Confidentiality Agreement                7.02
                    Consent                                 4.05(b)
                    Contract                                4.05(a)
                    DGCL                                     2.01
                    Effective Time                           2.03
                    Environmental Laws                      4.17(a)
                    ERISA                                   4.13(a)
                    Exchange Act                            3.03(f)
                    Exchange Fund                            3.02
                    Expense Reimbursement                   9.02(c)
                    GAAP                                    4.06(e)
                    Governmental Entity                     4.05(b)
                    Hazardous Materials                     4.17(c)
                    HSR Act                                 4.05(b)
                    Indemnified Parties                     7.05(b)
                    Infringe                                 4.16
                    Injunction                              8.01(c)
                    Insolvent                               5.07(c)
                    Judgment                                4.05(a)
                    Law                                     4.05(a)
                    Liens                                   4.02(a)
                    Management Report                       4.07(c)
                    Merger                                 Preamble
                    Merger Consideration                  3.01(c)(2)
                    Merger Price                           Preamble
                    Outside Date                            9.01(d)
                    Parent                                 Preamble
                    Parent Disclosure Letter               Article V
                    Parent Material Adverse Effect           1.01
                    Parent Termination Fee                  9.02(d)
                    Paying Agent                             3.02
                    Permitted Liens                          4.15
                    Person                                   1.01
                    Proxy Statement                          7.01
                    Representatives                         6.02(b)
                    Requisite Regulatory Approvals          8.01(b)
                    Sarbanes-Oxley Act                       1.01
                    SEC                                      1.01
                    Section 262                             3.01(d)
                    Securities Act                          4.06(c)
                    Significant Company Subsidiary           1.01
                    Sub                                    Preamble

                                  Term                     Section
                                  ----                     -------

                    Subsidiary                               1.01
                    Superior Company Proposal                1.01
                    Surviving Corporation                    2.01
                    Tail Insurance                          7.05(c)
                    Tax Return                               1.01
                    Taxes                                    1.01
                    Transactions                             1.01
                    Transfer Taxes                           7.08
                    U.S. Benefit Plans and Agreements        4.12

                                 ARTICLE II

                                 The Merger
                                 ----------

                  Section 2.01  The Merger. On the terms and subject to the
                                ----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the
                              ----
Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION"). As a result of the Merger, the
                  ---------------------
Company shall become a wholly-owned Subsidiary of Parent.

                  Section 2.02  Closing. The closing of the Merger (the
                                -------
"CLOSING") will take place at the offices of McDermott Will & Emery LLP, 227
 -------
West Monroe St., Chicago, Illinois 60606 at 10:00 a.m. on the date (the "CLOSING DATE") that is the second Business Day following the satisfaction
 ------------
(or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Article VIII, or, if on such day any condition set
                        ------------
forth in Article VIII has not been satisfied (or, to the extent permitted by
         ------------
Law, has not been waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in
Article VIII have been satisfied (or, to the extent permitted by Law, waived
------------
by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company.

                  Section 2.03  Effective Time. Subject to the provisions of
                                --------------
this Agreement, on the Closing Date the Company and Sub shall execute and deliver for filing a certificate of merger (the "CERTIFICATE OF MERGER") to the
                                                 ---------------------
Secretary of State of the State of Delaware in such form and manner provided in the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as may be specified in the Certificate of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").
 --------------


                  Section 2.04  Effects. The Merger shall have the effects
                                -------
set forth in Section 259 of the DGCL.

                  Section 2.05  Certificate of Incorporation and Bylaws. (a)
                                ---------------------------------------
At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in the form of Exhibit A and, as so
                                                    ---------
amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) The bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  Section 2.06  Directors. The directors of Sub immediately
                                ---------
prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 2.07  Officers. The officers of the Company
                                ---------
immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                ARTICLE III

                 Effect of Merger; Exchange of Certificates
                 ------------------------------------------

                  Section 3.01  Effect on Capital Stock. At the Effective
                                -----------------------
Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding
                      --------------------
share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned
                      -----------------------------------------------
Company Common Stock. Each share of Company Common Stock that is owned by
--------------------
the Company (or any Subsidiary of the Company), Parent (or any Subsidiary of Parent) or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                  (c) Conversion of Company Common Stock. (1) Except as
                      ----------------------------------
otherwise provided by Sections 3.01(b) and 3.01(d), each issued share of
                      ----------------     -------
Company Common Stock shall be converted into the right to receive the Merger Price.

                  (2) The aggregate amount of cash payable upon the conversion of all of the issued shares of Company Common Stock pursuant to this Section 3.01(c) is referred to as the "MERGER CONSIDERATION." As of the
     ---------------                        --------------------
Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company

Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 3.02, without interest.
                ------------

                  (d) Appraisal Rights. Notwithstanding anything in this
                      ----------------
Agreement to the contrary, each of the shares ("APPRAISAL SHARES") of
                                                ----------------
Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("SECTION 262") shall not be
                                             -----------
converted into the Merger Price as provided in Section 3.01(c), but rather
                                               ---------------
the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of any of such holder's Appraisal Shares shall cease and each of such holder's Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Price as provided in Section 3.01(c), without any interest thereon.
               ---------------

                  Section 3.02  Exchange of Certificates. (a) Paying Agent.
                                ------------------------      ------------
Parent shall appoint JPMorgan Trust Company, N.A. or another paying agent acceptable to the Company to act as paying agent (the "PAYING AGENT") for
                                                       ------------
the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent immediately following the Effective Time all the cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 3.01 and the amounts payable to holders of Company Stock
            ------------
Options, Company SARs and Company Performance Shares as set forth in Section
                                                                     -------
3.03 (such cash being hereinafter referred to as the "EXCHANGE FUND"). The
----                                                  -------------
Exchange Fund shall not be used for any other purpose. The Paying Agent shall invest any cash deposited with the Paying Agent by Parent as directed by Parent; provided that no such investment or losses thereon shall affect the Merger Consideration payable to holders of shares of Company Common Stock entitled to receive such consideration, or the consideration to be paid to the holders of the Company Stock Options, Company SARs and Company Performance Shares as set forth in Section 3.03, and Parent shall promptly
                                   ------------
provide additional funds to Paying Agent for the benefit of holders of shares of Company Common Stock, Company Stock Options, Company SARs and Company Performance Shares entitled to receive such consideration in the amount of any such losses. Any interest or income produced by such investment shall not be deemed part of the Exchange Fund and shall be payable to Parent.

                  (b) Exchange Procedure. As soon as reasonably practicable
                      ------------------
after the Effective Time, but in no event later than three Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES") whose shares were converted into the right to
            ------------
receive Merger Consideration pursuant to Section 3.01, (1) a letter of
                                         ------------
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as are reasonably acceptable to each of Parent and the Company) and (2) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the
                                                  ------------
Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at
                        ------------
any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 3.01. No interest shall be paid or
                                ------------
accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock.
                      ---------------------------------------------------
The Merger Consideration paid in accordance with the terms of this Article III
                                                                   -----------
upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's
                         -------  -------
obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any
reason, they shall be canceled and exchanged as provided in this Article III.
                                                                 -----------

                  (d) Termination of Exchange Fund. Upon demand by Parent,
                      ----------------------------
any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock, Company Stock Options, Company SARs or Company Performance Shares who has not theretofore complied with this Article III shall thereafter look only to
                                   -----------
Parent for payment of its claim for Merger Consideration or the consideration to be paid pursuant to Section 3.03, as the case may be.
                                     ------------

                  (e) No Liability. None of Parent, Sub, the Company or the
                      ------------
Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (f) Withholding Rights. Each of Parent, the Surviving
                      ------------------
Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent such amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                  (g) Lost Certificates. If any Certificate has been or is
                      -----------------
claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming that Certificate has been lost, stolen or destroyed, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration. The Surviving Corporation shall have the right to require the posting of a bond or other indemnity in connection with any such affidavit.

                  Section 3.03  Stock Options, SARs and Performance Shares.
                                ------------------------------------------
(a) As soon as practicable following the date of this Agreement, the Board of Directors or the committee administering the Company Stock Plan shall adopt such resolutions or take such other actions, as are required to adjust the terms of all outstanding Company Stock Options that are not ISOs and all outstanding Company SARs heretofore granted under the Company Stock Plan to provide that each Company Stock Option that is not an ISO and each Company SAR outstanding at the Effective Time shall be cancelled and that in exchange therefor the holder thereof shall not have the right to receive any capital stock of the Company or the Surviving Corporation after the Effective Time or to receive from the Company or the Surviving Corporation any consideration other than an amount of cash equal to (1) the excess, if any, of (x) the Merger Price over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option that is not an ISO or Company SAR, as the case may be, multiplied by (2) the number of shares of Company Common Stock for which such Company Stock Option that is not an ISO or Company SAR shall not theretofore have been exercised. All amounts payable pursuant to this paragraph shall be subject to any required withholding of Taxes and shall be paid without interest.

                  (b) As soon as practicable following the date of this Agreement, the Board of Directors or the committee administering the Company Stock Plan shall adopt such resolutions or take such other actions, as are required to adjust the terms of all outstanding ISOs heretofore granted under the Company Stock Plan to provide that each ISO outstanding at the Effective Time shall be fully vested and exercised automatically on a net exercise basis with the ISO holder immediately selling the shares received on exercise to the Company for an amount of cash equal to the number of shares received multiplied by the Merger Price. All amounts payable pursuant to this paragraph shall not be subject to any required withholding of Taxes and shall be paid without interest.

                  (c) As soon as practicable following the date of this Agreement, the Board of Directors or the committee administering the Company Stock Plan shall adopt such resolutions or take such other actions, as are required to adjust the terms of any Company Performance Share awards heretofore granted under the Company Stock Plan to provide that as of the

Effective Time the performance goals established thereunder shall be deemed satisfied and 100% of the target shares then credited to each participant shall be awarded and deemed payable to each participant; provided that the holder thereof shall not have the right to receive any capital stock of the Company or the Surviving Corporation after the Effective Time or to receive from the Company or the Surviving Corporation any consideration other than an amount of cash equal to (x) the Merger Price multiplied by (y) the number of target shares awarded to the participant pursuant to this sentence. All amounts payable pursuant to this paragraph shall be subject to any required withholding of Taxes and shall be paid without interest.

                  (d) As soon as practicable following the date of this Agreement, the Board of Directors or the committee administering the Company Stock Plan shall adopt such resolutions or take such other actions, as are required to adjust the terms of any deferrals under such plan to non-employee directors to provide that participants shall not have the right to receive any capital stock of the Company or the Surviving Corporation after the Effective Time or to receive from the Company or the Surviving Corporation any consideration other than an amount of cash equal to the Merger Price multiplied by the number of full and fractional shares held by the participant under such plan.

                  (e) The Company Stock Plan shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option, Company SAR or Company Performance Share or any participant in the Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

                  (f) As soon as reasonably practicable after the Effective Time, but in no event later than three Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of Company Stock Options, Company SARs and Company Performance Shares entitled to receive cash in exchange therefor pursuant to this Section 3.03 (i) a letter
                                                   ------------
of transmittal (which shall be in such form and have such other provisions as are reasonably acceptable to each of Parent and the Company) and (ii) instructions reasonably acceptable to Parent and the Company for use in effecting the surrender, cancellation and termination of such Company Stock Options, Company SARs and Company Performance Shares in exchange for cash in accordance with this Section 3.03.
                     ------------

                  (g) Prior to the Effective Time, the Board of Directors or Compensation Committee of the Company shall take all reasonable actions required pursuant to Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to cause the disposition in the
                       ------------
Merger of Company Common Stock, Company Stock Options, Company SARs and Company Performance Shares by each executive officer and director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from the provisions of
Section 16(b) of the Exchange Act.

                                 ARTICLE IV

               Representations and Warranties of the Company
               ---------------------------------------------

                  The Company represents and warrants to Parent and Sub that, except as set forth in the Company SEC Documents or in the letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "COMPANY DISCLOSURE LETTER"):
      -------------------------

                  Section 4.01  Organization, Standing and Power. Each of the
                                --------------------------------
Company and each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary or the failure to so qualify has had or could reasonably be expected to have a Company Material Adverse Effect. The
Company has made available to Parent true and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "COMPANY CHARTER"), and the bylaws of the
                               ---------------
Company, as amended to the date of this Agreement (as so amended, the "COMPANY BYLAWS"), and the comparable charter and organizational documents
 --------------
of each Significant Company Subsidiary, in each case as amended through the date of this Agreement.

                  Section 4.02  Company Subsidiaries; Equity Interests. (a)
                                --------------------------------------
The Company Disclosure Letter lists each Subsidiary of the Company (each, a "COMPANY SUBSIDIARY") and its jurisdiction of organization. All the
 ------------------
outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary (other than director's qualifying shares or similar requirements of a foreign jurisdiction), free and clear of all pledges, liens, charges, mortgages, encumbrances, security interests or other adverse claims of any kind or nature whatsoever (collectively, "LIENS"). Except with respect to agreements
                                  -----
relating to director's qualifying shares or similar requirements of a foreign jurisdiction, neither the Company nor any Company Subsidiary is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any Company Subsidiary.

                  (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of $1,000,000 in any Person.

                  Section 4.03  Capital Structure. The authorized capital
                                -----------------
stock of the Company consists of 60,000,000 shares of Company Common Stock and 3,000,000 shares of preferred stock, par value $1.00 per share (the "COMPANY PREFERRED STOCK" and, together with the Company Common Stock, the
 -----------------------
"COMPANY CAPITAL STOCK"). At the close of business on March 3, 2005, (a)
 ---------------------
17,849,925 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (b) 822,339 shares of Company Common Stock were held by the Company in its treasury, (c) 1,032,826 shares of Company Common Stock were subject to outstanding Company Stock Options, Company SARs or Company Performance Shares and 810,851 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan,
(d) 22,539.41 shares of Company Common Stock were subject to outstanding deferrals by non-employee directors under the Company Stock Plan and (e) 60,000,000 shares of Company Common Stock and 3,000,000 shares of Company Preferred Stock were reserved for issuance in connection with the rights (the "COMPANY RIGHTS") issued pursuant to the Amended and Restated Rights
      --------------
Agreement dated as of April 20, 2000 (as amended from time to time, the "COMPANY RIGHTS AGREEMENT"), between the Company and National City Bank, as
 ------------------------
Rights Agent. Except as set forth above, at the close of business on March 3, 2005, no shares of capital stock or other equity securities of the Company, including any securities or instruments containing profit participation or similar features, were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. No outstanding shares of Company Capital Stock were issued in violation of any contract to which the Company or any Company Subsidiary is or was a party or any statutory preemptive right, right of first refusal or similar right. Except for this Agreement or as set forth above or disclosed in the Company Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, subscriptions or agreements to which the Company or any Company Subsidiary is a party (1) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or (2) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has made available to Parent a true and complete copy of the Company Rights Agreement, as amended to the date of this Agreement. As of the Effective Time, all of the Company Rights shall have expired and no Company Right shall be outstanding. As of the Effective Time, the former holders of Company Rights shall not be entitled to receive any payment or consideration in connection therewith. Except as set forth in the Company Disclosure Letter, the Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement.

                  Section 4.04  Authority; Execution and Delivery,
                                ----------------------------------
Enforceability. (a) Except for the receipt of the Company Stockholder
--------------
Approval, the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered this Agreement and, assuming this Agreement constitutes the valid and binding agreement of Parent and Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) The Board of Directors of the Company (the "COMPANY
                                                                  -------
BOARD"), at a meeting duly called and held duly and unanimously adopted
-----
resolutions (i) approving this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the stockholders of the Company, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL").
                                       ----------------------------

                  Section 4.05  No Conflicts; Consents. (a) Except as set
                                ----------------------
forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (1) the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary, (2) to the knowledge of the Company, any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "CONTRACT") to which the Company or any Company
                     --------
Subsidiary is a party or by which any of their respective properties or assets is bound or (3) to the knowledge of the Company, subject to the filings and other matters referred to in Section 4.05(b), any judgment,
                                         ---------------
order or decree ("JUDGMENT") or statute, law, ordinance, rule or regulation
                  --------
(including common law and interpretations thereof by a Governmental Entity) ("LAW") applicable to the Company or any Company Subsidiary or their
  ---
respective properties or assets, other than, in the case of clauses (2) and
(3) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) Except as set forth in the Company Disclosure Letter, no consent, approval, license, permit, order or authorization ("CONSENT")
                                                                -------
of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY")
                                                      -------------------
is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, which failure to make or obtain, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, other than
(1) compliance with and filings under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (ii) applicable
                                           -------
foreign merger control or competition Laws and regulations, (2) the filing with the SEC of (i) the Proxy Statement and (ii) such other reports under the Exchange Act or the rules and regulations of the New York Stock Exchange, as may be required in connection with this Agreement, the Merger or the other Transactions and the obtaining from the SEC of such orders as may be required in connection therewith, (3) the filing and recordation of appropriate documents for the Merger and the other Transactions as required by the DGCL and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (4) such filings as may be required in connection with the Taxes described in Section 7.08, and (5) such other
                                          ------------
items (i) that may be required under the applicable Law of any foreign country or Governmental Entity or (ii) required solely by reason of the participation of Parent or Sub (as opposed to any third party) in the Merger or the Transactions.

                  (c) The Company and the Company Board have taken all action necessary to (1) render the Company Rights inapplicable to this Agreement, the Merger and the other Transactions and (2) ensure that Parent and Sub will not become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Merger or any other Transaction).

                  (d) The Company Board has taken all actions necessary to cause the provisions of Section 203 of the DGCL to be inapplicable to Parent or Sub with respect to this Agreement, the Merger and the other Transactions. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement, the Merger or the other Transactions.

                 Section 4.06  SEC Documents and Related Matters.
                               ---------------------------------

                  (a) The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2003. No Company Subsidiary is required to file any report, schedule, form, statement and other document with the SEC.

                  (b) Except to the extent available in full without redaction on the SEC's website at least two Business Days prior to the date of this Agreement, Section 4.06 of the Company Disclosure Letter lists, and
                   ------------
the Company has made available to Parent complete copies of, all of the following:

                      (i) the Company's Annual Reports on Form 10-K for the fiscal years of the Company ended December 31, 2002 and December 31, 2003;

                      (ii) the Company's Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in the fiscal years of the Company ended December 31, 2003 and December 31, 2004;

                      (iii) the Company's Current Reports on Form 8-K filed with the SEC from January 1, 2003 through the date of this Agreement;

                      (iv) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, from January 1, 2003 through the date of this Agreement;

                      (v) all certifications and statements required pursuant to Rule 13a-14(a) or 15d-14(a) under the Exchange Act or 18 U.S.C.
Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to any report referred to in clause (i) and (ii) above (the "Certifications"); and
                                                      --------------

                      (vi) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Parent pursuant to this Section
                                                                   -------
4.06) filed by the Company with the SEC from January 1, 2003 through the
----
date of this Agreement.

                  The foregoing reports, schedules, forms, statements and other documents are collectively referred to in this Agreement as the "Company SEC Documents."
 ---------------------

                  (c) The Company SEC Documents as of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange
                                         --------------
Act, as applicable, and the rules and regulations of the SEC thereunder and
(ii) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Section 4.06 of the Company Disclosure Letter lists
                      ------------
and the Company has delivered to Parent complete copies of all comment letters received by the Company from the Staff of the SEC since January 1, 2003 and all responses to such comment letters by or on behalf of the Company. The term "comment letter" as used herein shall exclude routine correspondence or communications sent to or received from the SEC that do not contain substantive comments regarding the Company's filings under the Securities Act or the Exchange Act.

                  (e) The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Company SEC Documents were prepared in accordance with generally accepted accounting principles ("GAAP") and Regulation S-X of the SEC as in effect on
                        ----
the date of filing such reports (except, in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods shown (subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). Except as provided in the Company SEC Documents and with respect to Genlyte Thomas Group LLC, no financial statements of any Person other than the Company and the Company Subsidiaries are required by GAAP or Regulation S-X of the SEC to be included in the consolidated financial statements of the Company. As of the date of the Agreement, the Company has consolidated cash and cash equivalents of not less than $230 million.

                  (f) Except as set forth in the Company SEC Documents or liabilities incurred since September 30, 2004 in the ordinary course of business consistent with past practice, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

                  (g) The Company maintains disclosure controls and procedures as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act.

                  (h) The Company has prepared and is implementing a plan to comply with requirements of Section 404 of the Sarbanes-Oxley Act on the date by which it must comply with such requirements. As of the date of this Agreement, the Company is not aware of any reason it will not comply with the requirements of Section 404 of the Sarbanes-Oxley Act on the applicable compliance date. During the period from January 1, 2003 through the date of this Agreement, the management of the Company has not disclosed to the Company's independent registered public accounting firm or the audit committee of the Board of Directors of the Company any occurrence of material fraud that involves management or other employees of the Company or the Company Subsidiaries who have a significant role in the Company's internal controls over financial reporting.

                  (i) The Company is in compliance in all material respects with the applicable listing standards of the New York Stock Exchange and has not since January 1, 2003 received any written notice from the New York Stock Exchange asserting any material non-compliance with such standards.

                  Section 4.07  Proxy Statement and Company Future SEC
                                --------------------------------------
Filings.
-------

                  (a) The Proxy Statement will not, on the date it is first published or sent or delivered to the Company stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in any of the foregoing documents.

                  (b) The Company has provided Parent with the most recent draft of the Company's Annual Report on Form 10-K for the fiscal year of the Company ended December 31, 2004 (the "Company 2004 Form 10-K").
                                      ----------------------

                  (c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

                      (i) the Company 2004 Form 10-K and the other reports filed by the Company with the SEC pursuant to Section 13(a) of the Exchange Act on or after the date of this Agreement but on or prior to the Closing Date (the "Company Future SEC Filings") will not, on
           --------------------------
the date they are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                      (ii) the consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Company Future SEC Filings will be prepared in accordance with GAAP and Regulation S-X of the SEC as in effect on the date of filing such reports (except in the case of unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods shown (subject, in the case of unaudited statements, to the absence of footnotes and normal year-end audit adjustments);

                      (iii) the consolidated financial statements of the Company included in the Company 2004 Form 10-K will be accompanied by an opinion, which will not be subject to any qualification or limitation, issued by the Company's independent registered public accounting firm;

                      (iv) the Company Future SEC Filings will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder;

                      (v) to the Company's knowledge, there is no reason why the Certifications required to be filed with the Company 2004 Form 10-K cannot be filed without material qualification or exception;

                      (vi) to the Company's knowledge, (A) the Company's management will conclude that the Company's internal control over financial reporting was effective as of December 31, 2004 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework and (B) the management report on internal control over financial reporting included in the Company 2004 Form 10-K ("Management Report") will not describe any
                             -----------------
"material weaknesses" as defined in the Public Company Accounting Oversight Board's Auditing Standard No. 2, as in effect as of the date hereof ("Auditing Standard No. 2"), in the design or operation of the Company's
  -----------------------
internal control over financial reporting; and

                      (vii) to the Company's knowledge, the attestation report by the Company's independent registered public accounting firm with respect to the Management Report included in the Company 2004 Form 10-K will concur in all material respects with management's assessment included in the Management Report and will conclude that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004 based on the criteria set forth by the Committee on Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

         For the avoidance of doubt, the Company acknowledges that a statement of the existence of one or more "material weaknesses" as defined in Auditing Standard No. 2 with respect to the Company's internal control over financial reporting contained in the Management Report, or in the attestation by the Company's independent registered public accounting firm with respect to the Management Report, will be deemed to have a Company Material Adverse Effect, irrespective of whether the Company had knowledge thereof as of the date of this Agreement.

                  Section 4.08  Compliance with Applicable Laws.
                                -------------------------------

                  (a) To the knowledge of the Company, except as disclosed in the Company SEC Documents or in the Company Disclosure Letter, and except for instances of noncompliance or violation that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the businesses of the Company and the Company Subsidiaries, taken as a whole (the "COMPANY
                                                                    -------
PERMITS"), (ii) the Company and the Company Subsidiaries and their
-------
respective operations are in compliance with the terms of the Company Permits and all applicable Laws, and (iii) since January 1, 2004, neither the Company nor any of the Company Subsidiaries has been given written notice of any violation or purported violation of any Company Permits or Laws. This Section 4.08(a) and Section 4.08(c) do not relate to (1) matters
           ---------------     ---------------
with respect to Taxes, which are the subject of Section 4.10, (2) employee
                                                ------------
benefits matters, which are the subject of Section 4.13, (3) environmental
                                           ------------
matters, which are the subject of Section 4.17 and (4) labor and employment
                                  ------------
matters, which are the subject of Section 4.18.
                                  ------------

                  (b) To the knowledge of the Company, except as disclosed in the Company SEC Documents or in the Company Disclosure Letter and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of the Company Subsidiaries or any of their respective directors, officers, employees or agents has in connection with the operation of the businesses of the Company and the Company Subsidiaries (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties, political parties, public international organizations, or organizations, or established or maintained any unlawful or unrecorded accounts in violation of Sections 13(b)(2)(a) and 13(b)(2)(b) of the Exchange Act, or any other similar applicable foreign, Federal or state Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

                  (c) To the knowledge of the Company, except as disclosed in the Company SEC Documents or in the Company Disclosure Letter and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2004, no investigation, review, audit, prosecution or other enforcement action by any Governmental Entity is or was pending, or threatened in writing, against or with respect to the Company or any of the Company Subsidiaries, nor has any Governmental Entity indicated in a writing made available to the Company or any Company Subsidiary an intention to conduct the same.

                  Section 4.09  Litigation and Insurance.
                                ------------------------

                  (a) Except as disclosed in the Company SEC Documents or in the Company Disclosure Letter and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, nor is there any Judgment outstanding against the Company or any Company Subsidiary.

                  (b) Section 4.09(b) of the Company Disclosure Letter sets
                      ---------------
forth all the insurance policies maintained by, or covering, the Company and the Company Subsidiaries as of the date of this Agreement. All the policies listed on Section 4.09(b) of the Company Disclosure Letter are in full force
          ---------------
and effect and, to the Company's knowledge, no written notice of cancellation of any such policies have been received by the Company or the Company Subsidiaries. Section 4.09(a) of the Company Disclosure Letter
                      ---------------
includes a copy of the most recent version of the Company's regularly-maintained pending litigation and claims schedule. With respect to each matter listed on such schedule, Section 4.09(a) of the Company
                                     ---------------
Disclosure Letter sets forth the Company's insurance coverage and policy limits applicable to such matter and the amount, if any, of the reserve relating to such matter to be set forth or reflected in the Company's consolidated balance sheet as of December 31, 2004.

                  Section 4.10  Taxes. (a) The Company and each Company
                                -----
Subsidiary has filed, or has caused to be filed on its behalf, all Tax Returns required to be filed by it, except to the extent any failure to file, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Tax Returns are true and complete in all material respects. All Taxes shown to be due on such Tax Returns have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  (b) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. No material deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver has been resolved prior to the date of this Agreement or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (c) Except as set forth in the Company Disclosure Letter, since January 1, 2004, neither the Company nor any Company Subsidiary has:
(i) made or changed any material election concerning Taxes, (ii) changed an annual accounting period or adopted or changed any material accounting method, (iii) settled any material Tax claim or assessment, or (iv) surrendered any right to claim a material refund of any Taxes.

                  Section 4.11  Certain Agreements. Except for this Agreement
                                ------------------
or as disclosed in the Company SEC Documents or in the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to or bound by any Contract (a) with respect to the employment of any directors, executive officers or employees, or with any consultants that are natural Persons, involving the payment of salary and cash bonus having a value of $200,000 or more (or its equivalent in foreign currency) per annum; (b) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), whether or not filed as an exhibit to the
Company SEC Documents; (c) that contains an annual minimum purchase obligation of $750,000 or more or that requires annual payments by or to the Company or any Company Subsidiary of $750,000 or more (in each case excluding purchase orders in the ordinary course of business); (d) that limits the ability of the Company or any of the Company Subsidiaries to compete in any line of business, in any geographic area or with any Person, or that requires referrals of business or exclusive dealing and, in each case, which limitation or requirement would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole; (e) that would prevent, materially delay or materially impede the consummation of any of the Transactions; or (f) with respect to supplier or customer contracts required to be disclosed under (b) and (c) of this Section 4.11,
                                                             ------------
that provide a third party a right to terminate or exercise any other material right (such as the right to terminate exclusivity or the right to require the purchase or sale of assets) in the event any of the Transactions are consummated. All contracts, arrangements, commitments or understandings of the type described in this Section 4.11 (collectively referred to herein
                              ------------
as the "COMPANY CONTRACTS") are valid and in full force and effect as to the
        -----------------
Company, and to the knowledge of the Company, each other party thereto, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has, and to the knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except in each case for those violations and defaults that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents or the Company Disclosure Letter and except for matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Company's knowledge, during the period from September 30, 2004 through the date of this Agreement no material customer or supplier of the Company or any Company Subsidiary has provided notice, orally or in writing, of an intention to terminate or materially reduce its business relationship with the Company and the Company Subsidiaries.

                  Section 4.12  Absence of Changes in Benefit Plans. Except
                                -----------------------------------
as disclosed in the Company SEC Documents or the Company Disclosure Letter or as required by applicable Law, during the period since September 30, 2004, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, performance share, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company

Subsidiary (collectively, "COMPANY BENEFIT PLANS"). Except as disclosed in
                           ---------------------
the Company SEC Documents or the Company Disclosure Letter, there are not any severance, termination or change in control agreements or arrangements between the Company or any Company Subsidiary and any current or former executive officer or director of the Company or any Company Subsidiary (collectively, the "COMPANY BENEFIT AGREEMENTS"). For purposes of Section
                    --------------------------                    -------
4.13, Company Benefit Plans and Company Benefit Agreements may be grouped
----
into either (i) only those Company Benefit Plans and Company Benefit Agreements covering only employees in the United States ("U.S. BENEFIT PLANS
                                                          ------------------
AND AGREEMENTS") or (ii) all such Company Benefit Plans and Company Benefit
--------------
Agreements ("ALL BENEFIT PLANS AND AGREEMENTS").
             --------------------------------

                  Section 4.13  ERISA Compliance; Excess Parachute Payments.
                                -------------------------------------------
(a) With respect to All Benefit Plans and Agreements, the Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("COMPANY PENSION PLANS"), "employee welfare benefit
          -----      ---------------------
plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary (determined, for this purpose only, without regard to the exception in ERISA Section 4(b)(4) for plans maintained outside of the United States primarily for the benefit of nonresident aliens). Each Company Benefit Plan has been administered in compliance in all material respects with its terms, applicable Law and any applicable collective bargaining agreement, other than instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of (1) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (3) the most recent determination letter (or in the case of a prototype plan, the most recent IRS opinion letter) for each U.S. Benefit Plan and Agreement intended to be qualified under Section 401(a) of the Code, (4) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, and (5) each trust agreement and group annuity contract relating to any Company Benefit Plan.

                  (b) With respect to any U.S. Benefit Plans and Agreements, except as disclosed in the Company Disclosure Letter or in the Company SEC Documents, no Company Pension Plan, other than any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "COMPANY MULTIEMPLOYER PENSION PLAN"), had, as of the respective last
    ----------------------------------
annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. Each U.S. Benefit Plan and Agreement that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or in the case of a prototype plan, the most recent IRS opinion letter) to that effect and each such plan complies in all material respects in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Section 401(a) of the Code. To the Company's knowledge, no event has occurred or circumstances exist that will or could give rise to disqualification or loss of tax-exempt status of any such plan or agreement. To the Company's knowledge, none of the Company, any Company Subsidiary, any officer of the Company or any of its Company Subsidiary or, any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, or any fiduciary, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code). None of such Company Benefit Plans and trusts has been terminated, nor to the Company's knowledge has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Company Benefit Plan during the last five years. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) with respect to any Company Multiemployer Pension Plan during the last five years.

                  (c) With respect to any U.S. Benefit Plans and Agreements that are employee welfare benefit plans, except as disclosed in the Company Disclosure Letter, no such Company Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code) and each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) materially complies with the applicable requirements of Section 4980B(f) of the Code, except in such instances in which noncompliance, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                  (d) With respect to U.S. Benefit Plans and Agreements, other than payments that may be made to the Persons listed in the Company Disclosure Letter or disclosed in the Company SEC Documents, any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

                  (e) With respect to All Benefit Plans and Agreements, except as disclosed in the Company Disclosure Letter or in the Company SEC Documents, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, (1) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (2) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (3) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

                  (f) With respect to All Benefit Plans and Agreements, except as disclosed in the Company Disclosure Letter, (1) other than routine claims for benefits submitted by or on behalf of participants or beneficiaries (including alternate payees in connection with qualified domestic relations orders as defined in Section 414(p) of the Code), no claim, legal proceeding or investigation by a Governmental Entity is pending, or to the Company's knowledge, is threatened, (2) the Company and each Company Subsidiary have made all contributions due under each Company Benefit Plan and each Company Benefit Agreement as of the date of this Agreement in accordance with local Law and past practice, (3) the liabilities of the Company and each Company Subsidiary as of the date of this Agreement have been appropriately reflected in all material respects on the relevant financial statements in accordance with local Law, past practice, and generally accepted accounting principles in each jurisdiction, and (4) to the extent a separate trust or other funding vehicle has been established to fund the liabilities under a Company Benefit Plan or Company Benefit Agreement, the actuarially determined fair market value of all accrued benefits does not exceed, as of the date of this Agreement, the fair market value of the assets in such trust or funding vehicle, determined using assumptions and actuarial principles consistent with local Law and past practice in each jurisdiction.

                  Section 4.14  Absence of Certain Changes or Events. Except
                                ------------------------------------
as disclosed in the Company SEC Documents or the Company Disclosure Letter, during the period since September 30, 2004, the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course consistent with their past practices and there has not been any change, circumstance or event that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  Section 4.15  Properties. Except as would not reasonably be
                                ----------
expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries (a) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Company SEC Documents as being owned by the Company or one of the Company Subsidiaries or acquired after the date thereof that are material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except statutory liens securing payments not yet due, such imperfections or irregularities of title, claims, Liens, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company (such liens, imperfections and irregularities in clauses (1), (2) and (3), "PERMITTED LIENS"), and (b) is the lessee of all
                           ---------------
leasehold estates reflected in the latest audited financial statements included in the Company SEC Documents or acquired after the date thereof that are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

                  Section 4.16  Intellectual Property. Except as disclosed in
                                ---------------------
the Company Disclosure Letter or in the Company SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company or the Company Subsidiaries own free and clear of all Liens other than Permitted Liens or have a valid license to use all material patents, inventions, copyrights, software, trademarks, service marks, domain names, trade names and other intellectual property (including any registrations or applications for registration of any of the foregoing) (collectively, the "COMPANY INTELLECTUAL PROPERTY") necessary to carry on
                    -----------------------------
their business as currently conducted, (b) to the knowledge of the Company, the Company Intellectual Property does not infringe, imitate, misappropriate, dilute, violate or otherwise derogate or make unauthorized use of ("INFRINGE") the intellectual property rights of third parties and,
         --------
to the knowledge of the Company, is not being Infringed by any third parties, (c) to the knowledge of the Company, no facts or circumstances exist that would affect the validity, substance or existence of, or the Company's rights in, the Company Intellectual Property, (d) the Company and the Company Subsidiaries have taken reasonable actions to protect and maintain the Company Intellectual Property, including Company Intellectual Property that is confidential in nature, and (e) there are no claims, suits or other actions, and to the knowledge of the Company, no claim, suit or other action is threatened, that seek to limit or challenge the validity, enforceability, ownership, or right to use, sell or license the Company Intellectual Property, nor does the Company know of any valid basis therefor.

                  Section 4.17  Environmental Matters. Except as disclosed in
                                ---------------------
the Company Disclosure Letter or in the Company SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

                  (a) to the Company's knowledge, the Company and the Company Subsidiaries are in compliance with all applicable permits, licenses and registrations required under all foreign, Federal, state and local Laws relating to contamination, pollution, natural resources or the environment ("ENVIRONMENTAL LAWS") for the Company and the Company Subsidiaries to
  ------------------
conduct their operations and are in compliance with all applicable Environmental Laws;

                  (b) there are no claims pending and, to the Company's knowledge, the Company and the Company Subsidiaries have not received any written notice, claim or demand, by any Person alleging any violation of any Environmental Laws or permits, licenses or registrations;

                  (c) to the Company's knowledge, no waste, hazardous, radioactive, dangerous or toxic substance or pollutant or contaminant or any substance that is listed, defined, designated or classified as such under or pursuant to any Environmental Law, including asbestos, asbestos-containing materials, silica, mixed dust, PCBs, methylene chloride, tricholoroethylene, 1,2-trans-dichoro-ethylene, dioxins, dibenzoflurans (or any combination thereof) or petroleum (including crude oil or any fraction or derivatives thereof) (collectively, "HAZARDOUS MATERIALS"), have been disposed of or
                         -------------------
released by the Company, any of the Company Subsidiaries, any of their respective predecessors in interest or any other entity for or from which the Company or any Company Subsidiary has assumed environmental liability and are present at, on, from or under any of the properties or facilities currently or previously owned or leased by the Company, the Company Subsidiaries, any of their respective predecessors-in-interest or any other entity for or from which the Company or any Company Subsidiary has assumed environmental liability, in violation of, or in a manner or to a location that would reasonably be expected to give rise to liability to the Company or the Company Subsidiaries under or relating to, any Environmental Laws. The Company has made available to Parent complete copies of all material reports and studies in the possession of the Company or the Company Subsidiaries relating to environmental conditions and compliance with respect to the facilities owned or leased by the Company and the Company Subsidiaries;

                  (d) to the Company's knowledge, as of the date of this
Agreement:

                      (i) no facts, circumstances or conditions exist that could reasonably be expected to result in a material liability or cost to the Company or any Company Subsidiary (A) under any Environmental Law or (B) in connection with the manufacture, marketing, use, sale or distribution of asbestos, asbestos-containing materials, silica or mixed dust (or any combination thereof); and

                      (ii) neither the Company, any Company Subsidiary nor any of their respective predecessors-in-interest utilizes or has ever previously utilized asbestos or asbestos-containing materials, silica or mixed dust as a raw material, component or otherwise in connection with any of their respective products.

                  Section 4.18  Labor and Employment Matters. Except as
                                ----------------------------
disclosed in the Company Disclosure Letter or in the Company SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, (b) no union organizing campaign with respect to the employees of the Company or the Company Subsidiaries is underway or, to the Company's knowledge, threatened, (c) there is no unfair labor practice charge or complaint against the Company or the Company Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (d) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure, (e) no charges with respect to or relating to the Company or the Company Subsidiaries are pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (f) there is no works council, union, employee representative, or other labor organization which pursuant to applicable Law has to be notified or consulted or with which negotiations need to be conducted by operation of Law in connection with the Transactions and (g) the Company and each Company Subsidiary are in compliance with all domestic and applicable foreign Laws, regulations, ordinances, codes or other legally binding rules and their own policies respecting employment, employment practices, terms and conditions of employment, wage and hours, equal opportunity, equal pay, civil rights, labor relations, immigration, occupational health and safety, and payroll and wage taxes, except to the extent any noncompliance would not reasonably be expected to have a Company Material Adverse Effect.

                  Section 4.19  Brokers; Schedule of Fees and Expenses. No
                                --------------------------------------
broker, investment banker, financial advisor or other Person except Robert
W. Baird & Co. Incorporated ("BAIRD") is entitled to any broker's, finder's,
                              -----
financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The Company provided to Parent a correct and complete copy of its engagement letter with Baird and has disclosed to Parent all material terms of the engagement of Baird.

                  Section 4.20  Opinion of Financial Advisor. The Company has
                                ----------------------------
received the opinion of Baird, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock (other than Parent and its Affiliates) is fair to such holders from a financial point of view.

                                 ARTICLE V

              Representations and Warranties of Parent and Sub
              ------------------------------------------------

                  Parent and Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the letter, dated as of the date of this Agreement, from the Parent to the Company (the "PARENT
                                                                 ------
DISCLOSURE LETTER"):
-----------------

                  Section 5.01  Organization, Standing and Power. Each of
                                --------------------------------
Parent and Sub, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted. Each of Parent and Sub is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary or the failure to so qualify has had or could reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of the organizational documents of Parent, as amended through the date of this Agreement. Parent has made available to the Company true and complete copies of the certificate of incorporation of Sub and the bylaws of Sub, in each case as amended through the date of this Agreement.

                  Section 5.02  Sub. (a) Since the date of its incorporation,
                                ---
Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

                  (b) The authorized capital stock of Sub consists of 10,000 shares of common stock, par value $0.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  Section 5.03  Authority; Execution and Delivery,
                                ----------------------------------
Enforceability. Each of Parent and Sub has all requisite corporate power and
--------------
authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed this Agreement, and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  Section 5.04  No Conflicts; Consents. (a) The execution and
                                ----------------------
delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (1) the charter or organizational documents of Parent or any of its Subsidiaries, (2) any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (3) subject to the filings and other matters referred to in Section 5.04(b), any Judgment or Law applicable
                             ---------------
to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

                  (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or the other Transactions, other than (1) compliance with and filings under the HSR Act and compliance with and filings under the applicable foreign merger control or competition Laws or regulations, (2) the filing with the SEC of such reports under Section 13 of the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (4) such filings as may be required in connection with the Taxes described in Section 7.08 and (5) such
                                                   ------------
other items (i) that may be required under the applicable Law of any foreign country, (ii) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions, (iii) that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect or (iv) as are set forth in the Parent Disclosure Letter.

                  Section 5.05  Information Supplied. None of the information
                                --------------------
supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date such documents are first published, sent or delivered to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  Section 5.06  Brokers. No broker, investment banker,
                                -------
financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or Sub.

                  Section 5.07  Financing. (a) At Closing, Parent and Sub
                                ---------
will have available all of the funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger and to perform their respective obligations under this Agreement.

                  (b) Parent has previously delivered to the Company copies of any commitment letters pursuant to which Parent shall obtain the funds necessary to acquire all shares of Company Common Stock pursuant to the Merger, together with all of Parent's fees and expenses incurred in connection with the Merger and the other Transactions. For the avoidance of doubt, it shall not be a condition to Closing for Parent to obtain such funds, and the Company shall be entitled to pursue any and all remedies available at Law or in equity if Parent breaches this Agreement on account of Parent's failure to obtain such funds on or before the Closing Date.

                  (c) Assuming the Company is not Insolvent (as defined below) prior to the Effective Time, immediately after the Effective Time and after giving effect to any change in the Surviving Corporation's assets and liabilities as a result of the Merger, the Surviving Corporation will not
(1) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they mature), (2) have unreasonably small capital with which to engage in its business or (3) have incurred liabilities beyond its ability to pay as they become due. For purposes hereof, the Company will be deemed to be "INSOLVENT" if any of the
                                                   ---------
conditions described in clause (1), (2) or (3) above are applicable to the Company on or prior to the Effective Time.

                  Section 5.08  No Additional Representations; Investigation
                                --------------------------------------------
by Parent and Sub. In entering into this Agreement, Parent and Sub have not
-----------------
been induced by, or relied upon, any representations, warranties or statements by the Company not specifically set forth herein, the Company Disclosure Letter or the other documents specifically referred to herein or required to be delivered thereby, whether or not such representations, warranties or statements have actually been made, in writing or orally, and Parent and Sub acknowledge that they have made their own investigation of the Company and the Company Subsidiaries prior to the execution of this Agreement and have not been induced by or relied upon any representations, warranties or statements as to the advisability of entering into this Agreement other than the representations, warranties and statements in
Article IV above, and Parent and Sub:
----------

                  (a) acknowledge that, other than as set forth in this Agreement, the Company Disclosure Letter or the other documents required to be delivered by the Company or specifically referred to herein, none of the Company, its Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or Sub or their agents or representatives; and

                  (b) agree that if the Merger and the other Transactions are consummated, to the fullest extent permitted by Law (except with respect to fraud), that none of the Company, its Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Parent or Sub on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Parent or Sub or with respect to the certificate to be delivered pursuant to
Section 8.03(d).
---------------

                                 ARTICLE VI

                  Covenants Relating to Conduct of Business
                  -----------------------------------------

                  Section 6.01  Conduct of Business. Except as set forth in
                                -------------------
the Company Disclosure Letter or as otherwise expressly contemplated hereby, without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (a) preserve intact its present business organization, (b) maintain in effect all material foreign, Federal, state and local licenses, approvals and authorizations, including, all Company Permits that are required for the Company and the Company Subsidiaries to carry on their business and (c) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it; provided that in each case, the Company shall not be held responsible for any change or development relating to (t) changes, effects, events, occurrences or circumstances that generally affect the United States or the global economy or the industries in which the Company operates, (u) general economic, financial or securities market conditions in the United States or elsewhere, (v) the execution, delivery or announcement of this Agreement or the announcement of the Merger, (w) changes in GAAP or requirements applicable to the Company and the Company Subsidiaries, (x) changes in Laws or interpretations thereof by a Governmental Entity, (y) changes, effects, events or occurrences caused by or resulting from the taking of any action required or permitted by this Agreement or approved by Parent and/or (z) any outbreak of major hostilities in any country in which the Company operates or in which the United States is involved or any act of terrorism within the United States or any country in which the Company operates or directed against United States facilities or citizens wherever located. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, nor shall it permit any of the Company Subsidiaries to:

                  (1) amend the Company's or any Company Subsidiary's certificate of incorporation or bylaws or similar organizational documents;

                  (2) split, combine or reclassify any shares of capital stock of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, except (i) for ordinary course dividends by Company Subsidiaries or (ii) pursuant to the existing terms of the Company Stock Plan or redemptions under the Rights Plan;

                  (3) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock, stock appreciation rights or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any capital stock, other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement;

                  (4) acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions
(i) except for purchases in the ordinary course of business, any assets having a fair market value in excess of $1,000,000, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $100,000;

                  (5) sell, lease, encumber or otherwise dispose of any assets, other than (i) sales in the ordinary course of business, (ii) equipment and property no longer used in the operation of the Company's business and (iii) assets related to discontinued operations;

                  (6) incur (which shall not include entering into credit agreements, lines of credit or similar arrangements until the Company or any of the Company Subsidiaries becomes liable with respect to any indebtedness for borrowed money or guarantees thereof) any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of the Company Subsidiaries or guarantee any debt securities of others, except in the ordinary course of business (which shall include borrowings under the Company's existing credit agreements and overnight borrowings);

                  (7) affirmatively waive without appropriate consideration therefor any material rights under any Company Contract or forgive any material indebtedness for borrowed money owed to the Company or any Company Subsidiary;

                  (8) except in the ordinary course of business, amend, modify or terminate any Company Contract or otherwise waive, release or assign without appropriate consideration any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder, in each case material to the Company and the Company Subsidiaries, taken as a whole;

                  (9) (i) except as disclosed in the Company Disclosure Letter or as required by Law or an agreement existing on the date hereof, increase the amount of compensation of any director, executive officer or employee at or above the manager level or make any increase in or commitment to increase any employee benefits, (ii) except as required by Law, an agreement existing on the date hereof or the Company's or any Company Subsidiaries' severance policy as of the date hereof, grant any severance or termination pay to any director or officer of the Company or any Company Subsidiary, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business or as required by Law, make any contribution to any existing Company Benefit Plan, (iv) except as may be required by Law, amend in any material respect any Company Benefit Plan, (v) except as disclosed in the Company Disclosure Letter or as required under the terms of any collective bargaining agreement existing on the date hereof, implement or announce any intention to implement any general increase in the compensation or benefits payable to non-executive employees of the Company or the Company Subsidiaries, or (vi) except as disclosed in the Company Disclosure Letter or as may be required by Law or under the terms of any collective bargaining agreement existing on the date hereof, make any announcement or enter into commitment with respect to general employment levels or the general terms and conditions of employment applicable after the Effective Time to the employees of the Company and the Company Subsidiaries;

                  (10) settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the business of the Company and the Company Subsidiaries, taken as a whole, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities (i) recognized or disclosed in the most recent consolidated financial statements (or notes thereto) of the Company included in the Company SEC Documents or (ii) incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (11) other than in the ordinary course of business consistent with past practice, (i) make any Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method thereof that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods or (ii) enter into any settlement or compromise of any Tax liability that in either case is material to the business of the Company and the Company Subsidiaries, taken as a whole;

                  (12) materially change the Company's methods of accounting in effect at September 30, 2004, except as required by changes in Law, GAAP or by Regulation S-X of the Exchange Act, as concurred by the Company's independent public accountants;

                  (13) except as expressly permitted in accordance with
Section 6.02, amend, waive any provision of or terminate any agreement
------------
identified as a "Confidentiality and Standstill Agreement" in Section 6.01
                                                              ------------
of the Company Disclosure Letter;

                  (14) except as contemplated by Section 4.05(c) or as
                                                 ---------------
expressly permitted in accordance with Section 6.02, amend or terminate the
                                       ------------
Rights Agreement or redeem any of the Company Rights;

                  (15) enter into any Contract that would constitute a Company Contract outside the ordinary course of business consistent with past practice;

                  (16) materially amend or terminate any insurance policy required to be disclosed on the Company Disclosure Letter or allow any material insurance policy to lapse;

                  (17) (i) make or contractually commit to make capital expenditures (as determined in accordance with GAAP, consistently applied) in excess of $15 million in the aggregate, excluding the Shopfheim facility expansion, or (ii) make or contractually commit to make capital expenditures (as determined in accordance with GAAP, consistently applied) with respect to the Shopfheim facility expansion for 2005 and 2006 in excess of $14 million in the aggregate; provided that in the event the Closing has not occurred within 60 days after the date of this Agreement, the limitations set forth in clause (i) shall not apply; provided further that, in any event, the Company shall make all capital expenditures only in the ordinary course of business, consistent with past practice, and shall notify Parent prior to making or committing to make any individual capital expenditure of $500,000 or more;

                  (18) except as permitted in accordance with Section 6.02,
                                                              ------------
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger); or

                  (19) agree, resolve or commit to do any of the foregoing; provided that the limitations set forth herein shall not apply to any action, transaction or event occurring exclusively between the Company and any Company Subsidiary or between any Company Subsidiaries.

                  Section 6.02  No Solicitation. (a) The Company, each of the
                                ---------------
Company Subsidiaries and each of their respective directors, officers, employees, agents and representatives shall immediately cease any discussions or negotiations presently being conducted with respect to any Company Takeover Proposal. The Company shall immediately discontinue access to the electronic data room maintained by the Company by all third Persons other than Parent and Sub and their lenders, employees, agents and representatives and the Company's representatives and, except as expressly permitted in accordance with Section 6.02(c), shall not provide any such
                             ---------------
other Person with further access, electronic or otherwise, to any information, documents, facilities or employees of the Company or any
Company Subsidiary that are not in the public domain. Nothing in this
Section 6.02(a) shall prevent the Company from supplying information to any
---------------
Person (other than a Person that has made or is reasonably expected to make a Company Takeover Proposal) to the extent required by Law.

                  (b) Subject to Section 6.02(c), after the date of this
                                 ---------------
Agreement, the Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "REPRESENTATIVES") of, the
                                                ---------------
Company or any Company Subsidiary to (i) directly or indirectly solicit or initiate any Company Takeover Proposal, (ii) enter into any agreement, including any letter of intent or similar agreement, with respect to any Company Takeover Proposal or (iii) enter into, participate in or continue any discussions or negotiations regarding, or furnish to any Person any information with respect to, any Company Takeover Proposal.

                  (c) Notwithstanding the provisions of this Section 6.02 or
                                                             ------------
any other provisions contained in this Agreement, if prior to the date the Company Stockholder Approval is obtained the Company receives an unsolicited Company Takeover Proposal and the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that (i) the Company Takeover Proposal is reasonably likely to result in a transaction meeting the requirements of the definition of "Superior Company Proposal" and (ii) failing to take such action would be inconsistent with the Company Board's fiduciary duties to the Company and its stockholders under applicable Law, then, subject to providing at least two Business Days prior written notice to Parent, the Company may (i) furnish information with respect to the Company to the Person making such Company Takeover Proposal and its Representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 7.02) and (ii) participate in discussions or negotiations
           ------------
(including solicitation of a revised Company Takeover Proposal) with such Person and its Representatives regarding such Company Takeover Proposal.

                  (d) Neither the Company Board nor any committee thereof shall (i) withdraw or propose publicly to withdraw the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if the Company Board receives an unsolicited Superior Company Proposal and as a result thereof the Company Board determines in good faith, after consultation with its outside legal and financial advisors, that it is necessary to do so in order to comply with their fiduciary duties under applicable Law, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal.

                  (e) The Company shall within 48 hours after its receipt of any Company Takeover Proposal notify Parent of such Company Takeover Proposal and the material terms and conditions of such Company Takeover Proposal, excluding the identity of the acquiring party. In connection with any determination by the Company Board that a Company Takeover Proposal is a Superior Company Proposal, the Company shall within 24 hours after the making of such determination provide Parent with a written summary in reasonable detail of the reasons for such determination.

                  (f) Nothing contained in this Section 6.02 shall prohibit
                                                ------------
the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with its obligations under applicable Law. Any action taken by the Company or the Company Board in accordance with this Section 6.02(f) shall be deemed not to
                                      ---------------
be a modification of the Company Board's approval or recommendation of the Merger and this Agreement.

                                ARTICLE VII

                            Additional Agreements
                            ---------------------

                  Section 7.01  Preparation of Proxy Statement; Stockholders
                                --------------------------------------------
Meeting. (a) The Company shall, as soon as practicable, prepare and file
-------
with the SEC the proxy materials that shall constitute the proxy statement relating to the Merger and the Transactions to be submitted to the Company's stockholders at the Company Stockholders Meeting to approve the Merger and the Transactions (such proxy materials, and any amendments or supplements, the "PROXY STATEMENT") in preliminary form, and the Company shall use its
     ---------------
reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Parent shall promptly provide to the Company all information regarding the Parent required to be included in the Proxy Statement in accordance with the Exchange Act and the rules of the SEC thereunder. Except as otherwise expressly permitted in accordance with Section 6.02(d), the Proxy Statement shall include the recommendation
     ---------------
of the Company Board as provided in Section 4.04(b). Parent and its counsel
                                    ---------------
shall be given a reasonable opportunity to review and comment on the Proxy Statement and all related proxy materials prior to such documents being filed with the SEC. At the earliest practical date following clearance of the Proxy Statement by the SEC, the Company shall use its reasonable best efforts to prepare and file with the SEC the definitive Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company's stockholders, in each case at the earliest practicable date following the filing of the preliminary Proxy Statement with the SEC. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement.

                  (b) The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of seeking the Company
 ----------------------------
Stockholder Approval. The record and meeting dates for the Company Stockholders Meeting shall be established so as to permit completion of the Merger and the other Transactions at the earliest practicable date and shall be reasonably acceptable to each of the Company and Parent.

                  (c) The Company shall be required to comply with
Section 7.01(b) notwithstanding any action taken by the Company Board pursuant
---------------
to Section 6.02(d) to withdraw or modify its approval or recommendation of the
   ---------------
Merger and this Agreement or to approve or recommend any Superior Company Proposal.

                  (d) Parent shall: (i) cause Sub promptly to submit this Agreement and the Transactions for approval and adoption by Parent by written consent of sole stockholder; (ii) cause the shares of capital stock of Sub to be voted for adoption and approval of this Agreement, the Merger and the other Transactions; and (iii) cause to be taken all additional actions necessary for Sub to adopt and approve this Agreement and the Transactions and to consummate the Merger.

                  Section 7.02  Access to Information; Confidentiality. Upon
                                --------------------------------------
reasonable notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent's and its lenders' officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books and contracts and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, make available to Parent all other information concerning its business, properties and personnel as Parent may reasonably request. Any such investigation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company. Neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or contravene any Law, order, judgment, decree or binding agreement entered into prior to the date hereof. To the extent practicable, the parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information exchanged pursuant to this Section 7.02
                                                           ------------
shall be subject to the confidentiality agreement effective as of October 13, 2004 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT").
                                              -------------------------

                  Section 7.03  Best Efforts; Notification. (a) Upon the
                                --------------------------
terms and subject to the conditions set forth in this Agreement, unless, to the extent permitted by Section 6.02(d), the Company Board approves or
                        ---------------
recommends a Superior Company Proposal, each of the parties shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, to secure the expiration of any mandatory waiting periods of or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other Transactions and
(iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement. Notwithstanding the foregoing, (x) the requirement under this Section 7.03(a) that Parent and Sub use their best
                       ---------------
efforts to obtain all necessary consents and approvals from Governmental Entities with respect to the Merger or the other Transactions shall not be construed to require Parent or Sub to sell, divest, hold separate or otherwise dispose of, or agree to sell, divest, hold separate or otherwise dispose of, any assets or businesses, including any assets or businesses of the Company or the Company Subsidiaries, or to enter into or agree to enter into any compulsory licensing or similar arrangement, in order to obtain approval, clearance or expiration of any waiting periods under the HSR Act or any other antitrust or competition Law and (y) the Company and its Representatives shall not be prohibited under this Section 7.03(a) from
                                                   ---------------
taking any action permitted by Section 6.02.
                               ------------

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (1) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (2) any failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing that would reasonably be expected to impair, delay or prevent Parent's or Sub's ability to perform its obligations under this Agreement or to consummate the Merger or the other Transactions.

                  Section 7.04  Employment, Compensation and Benefit Plans.
                                ------------------------------------------
(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on the date of this Agreement), the Company's written employment, severance and termination agreements with individual employees set forth in the Company Disclosure Letter.

                  (b) With respect to any "employee benefit plan," as defined in Section 3(3) of ERISA but without regard to Section 4(b)(4) of ERISA, maintained by Parent or any of its Subsidiaries (including but not limited to any severance plan), for all purposes, including determining eligibility to participate or to receive benefits and vesting, service with the Company or any Company Subsidiary or predecessor entity (and any other service credited by the Company under similar severance plans), shall be treated as service with Parent or any of its

Subsidiaries or Affiliates; provided that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                  (c) With respect to each U.S. Benefit Plan and Agreement that is an employee welfare benefit plan, Parent shall waive, or cause to be waived, any pre-existing condition, evidence of insurability, waiting period, continuing-course-of-treatment, or actively-at-work requirement limitation under any employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by Parent or any of its Subsidiaries or Affiliates (other than the Surviving Corporation) in which each employee who was an employee of the Company or a Company Subsidiary immediately prior to the Effective Time (an "AFFECTED EMPLOYEE") (and their eligible dependents) will
                    -----------------
be eligible to participate from and after the Effective Time, with respect to those Affected Employees (and their eligible dependents) except, with respect to any Person, to the extent that such requirements would have been applicable to such Person under the comparable employee welfare benefit plan of the Company or Company Subsidiary immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Affected Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible, co-payment and "out-of-pocket" maximum limitations under the relevant employee welfare benefit plans, as defined in Section 3(1) of ERISA, in which they will be eligible to participate from and after the Effective Time.

                  (d) The obligations of the Surviving Corporation and Parent under clauses (a) through (c) of this Section 7.04, shall not be
                                             ------------
terminated, amended, repealed, revoked or modified in any manner which will adversely affect any director, officer or other person to whom such Sections apply without the consent of the affected director, officer or other person (it being expressly agreed that each director, officer or other person to whom such Sections apply shall be third-party beneficiaries of such Sections).

                  (e) Notwithstanding the provisions of this Section 7.04,
                                                             ------------
from and after the Effective Time and subject to the terms of any applicable collective bargaining agreement or any employment agreement existing as of the date hereof, the Affected Employees shall be deemed employees at will and nothing expressed or implied herein will obligate Parent or its Subsidiaries to provide continued employment to any Affected Employee for a specified period of time following the Effective Time.

                  Section 7.05  Indemnification; Directors' and Officers'
                                -----------------------------------------

                  Insurance.  (a) The certificate of incorporation and the
                  ---------
bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation as are set forth in the Company Charter and the Company Bylaws as in effect at the date hereof (to the extent consistent with applicable Law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company Charter or Company Bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), unless otherwise required by applicable Law.

                  (b) From and after the Effective Time, to the fullest extent permitted by applicable Law, Parent shall and shall cause the Surviving Corporation to, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, liabilities,
 -------------------
fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any Company Subsidiary, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with (1) the approval of this Agreement and the consummation of the Merger and the other Transactions or (2) serving as fiduciary under any Company Benefit Plan) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Charter, Company Bylaws and indemnification agreements in existence on the date hereof with any current or former directors or officers of the Company and the Company Subsidiaries.

                  (c) As of the Effective Time, Parent shall cause to be obtained, and shall pay the full lump sum premium with respect to, policies of directors' and officers' liability insurance providing an aggregate coverage amount of $25 million issued by the Company's current directors' and officers' liability insurance carriers or other insurance carriers with ratings by A.M. Best & Co. equal to or higher than the ratings of such current insurance carriers (the "TAIL INSURANCE"). At least 10 Business Days
                                 --------------
prior to the Effective Time, Parent shall deliver to the Company evidence reasonably satisfactory to the Company that the Tail Insurance will be in full force and effect as of the Effective Time. The Tail Insurance shall have terms and conditions that are not less advantageous to the insured parties than the directors' and officers' liability insurance currently in effect for the Company. For a period of six (6) years after the Effective Time, Parent shall cause to be maintained (1) the Tail Insurance and (2) a letter of credit in an amount of $2,500,000 for the purpose of funding the trust established pursuant to indemnification agreements in existence on the date hereof with the Company's directors and officers. Neither Parent nor the Surviving Corporation shall take any action to cause the Tail Insurance to be modified, terminated or cancelled prior to the end of such six-year period after the Effective Time.

                  (d) Parent shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this
Section 7.05.
------------

                  (e) If Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent, as the case may be, shall assume and agree to perform the obligations set forth in this Section 7.05.
                              ------------
                                    -38-


                  (f) The provisions of this Section 7.05 (i) are intended
                                             ------------
to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Law, contract or otherwise and (iii) shall survive the consummation of the Merger.

                  Section 7.06  Fees and Expenses. Except as provided below,
                                -----------------
all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses; provided that (a) the costs and expenses of printing and mailing the Proxy Statement (excluding attorneys' and accountants' fees and expenses), the fees and expenses of a proxy solicitor mutually acceptable to Parent and the Company and all filing and other fees paid to the SEC in connection with the Merger, shall be shared equally by Company and Parent and (b) if the Merger is consummated the Surviving Corporation shall pay all expenses.

                  Section 7.07  Public Announcements. Parent and Sub, on the
                                --------------------
one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  Section 7.08  Transfer Taxes. All stock transfer, real
                                --------------
estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("TRANSFER
                                                                  --------
TAXES") incurred in connection with the Transactions shall be paid by either
-----
Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                                ARTICLE VIII

                            Conditions Precedent
                            --------------------

                  Section 8.01  Conditions to Each Party's Obligation To
                                ----------------------------------------
Effect The Merger. The respective obligation of each party to effect the
-----------------
Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) the Company shall have obtained the Company
Stockholder Approval;

                  (b) all authorizations, consents, orders or approvals of,
or declarations or filings with, and all expirations of waiting periods (and extensions thereof) required from, any Governmental Entity under the HSR Act or any other applicable Law of those jurisdictions set forth in Section 5.04(b)
                                                                ---------------
of the Parent Disclosure Letter shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY
                                                      --------------------
APPROVALS"), and all such Requisite Regulatory Approvals shall be in full
---------
force and effect; and

                  (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION")
                                                          ----------
preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity of competent jurisdiction that makes the consummation of the Merger illegal.

                  Section 8.02  Further Conditions to Obligation of the
                                ---------------------------------------
Company. The obligation of the Company to effect the Merger is further
-------
subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Parent and Sub shall have each performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (b) the representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality shall be true and correct and any of those not so qualified shall be true and correct in all material respects, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect; and

                  (c) the Company shall have received a certificate, dated as of the Closing Date, executed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent stating that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

                  Section 8.03  Further Conditions to Obligation of Parent
                                ------------------------------------------
and Sub. The obligation of Parent and Sub to effect the Merger is further
-------
subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

                  (b) the representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and any of those not so qualified shall be true and correct in all material respects, as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), other than for such failures to be true and correct that, individually and in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect;

                  (c) there shall not be pending any suit, action or proceeding by any Governmental Entity against Parent, Sub, the Company or any Company Subsidiary relating to the Merger or the other Transactions seeking to prohibit or impose, and no Requisite Regulatory Approval shall be conditioned upon or seek to impose, any material limitations on Parent's or Sub's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and the Company's Subsidiaries' business or assets, taken as a whole, or to compel Parent or Sub or their respective Subsidiaries and affiliates to dispose of, sell, license or hold separate any material portion of the business or assets of Parent or the Company and their respective Subsidiaries; and

                  (d) Parent shall have received a certificate, dated as of the Closing Date, executed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company stating that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

                                 ARTICLE IX

                      Termination, Amendment and Waiver
                      ---------------------------------

                  Section 9.01  Termination. This Agreement may be terminated
                                -----------
at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual consent of Parent, Sub and the Company in a written instrument;

                  (b) by either Parent or the Company if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at a duly convened Company Stockholder Meeting;

                  (c) by either Parent or the Company if a Governmental Entity of competent jurisdiction that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to
     ---------------
comply with Section 7.03 or any other provision of this Agreement has been
            ------------
the cause of, or resulted in, such action;

                  (d) by Parent if:

                      (i) the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement, which breach or failure to perform (A) would give rise, if occurring or continuing on the Closing Date, to the failure of one or more of the conditions set forth in Sections 8.03(a) or 8.03(b) and (B)
                                       ----------------    -------
cannot be or has not been cured within 30 days after the date written notice of such breach or failure to perform is given by Parent to the Company; provided that Parent and Sub are not then in material breach of their obligations under this Agreement and provided further that any right of Parent under this Agreement to terminate this Agreement due to a reference to one or more "material weaknesses" in the Management Report or in the attestation report by the Company's independent registered public accounting firm with respect to the Management Report must be exercised within 10 Business Days after Parent receives written notice from the Company of such material weaknesses and thereafter Parent shall not be entitled to terminate this Agreement as a result of such matter;

                      (ii) the Board of Directors of the Company has withdrawn or amended in any manner adverse to Parent or Sub its recommendation and approval of the Merger in accordance with Section 4.04(b) or approves or
                                          ---------------
recommends any Superior Company Proposal; or

                      (iii) the Merger has not been consummated on or before December 15, 2005 (the "OUTSIDE DATE") (unless the failure of the Merger to
                        ------------
have been consummated results from Parent or Sub breaching in any material respect any representation, warranty, covenant or agreement contained in this Agreement);

                  (e) by the Company if:

                      (i) Parent or Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement, which breach or failure to perform (A) would give rise, if occurring or continuing on the Closing Date, to the failure of one or more of the conditions set forth Sections 8.02(a) or 8.02(b) and (B)
                                    ----------------    -------
cannot be or has not been cured within 30 days after the date written notice of such breach or failure to perform is given by the Company to Parent (or one Business Day after the date such notice is given in the case of any breach of the representations and warranties of Parent and Sub set forth in
Section 5.07(a) or any failure by Parent or Sub to perform their obligations
---------------
under Section 3.02(a) to provide the Paying Agent with the Exchange Fund);
      ---------------
provided that the Company is not then in material breach of its obligations under this Agreement; or

                      (ii) the Merger has not been consummated on or before the Outside Date (unless the failure of the Merger to have been consummated results from the Company breaching in any material respect any representation, warranty, covenant or agreement contained in this Agreement); or

                  (f) by the Company in the event its Board determines in accordance with Section 6.02 that there is a Superior Company Proposal.
                ------------

                  Section 9.02  Effect of Termination. (a) In the event of
                                ---------------------
termination of this Agreement by either the Company or Parent as provided in
Section 9.01, this Agreement shall forthwith become void and have no effect,
------------
without any liability or obligation on the part of Parent, Sub or the Company or their officers, directors, stockholders, affiliates and agents; provided that the last sentence of Section 7.02, Section 7.06, this Section
                                   ------------  ------------       -------
9.02 and Article X shall survive such termination and provided further that
----     ---------
each party shall be entitled to all remedies available under this Agreement and applicable Law to the extent that such termination results from the willful and material breach by the other party or parties of any representation, warranty or covenant set forth in this Agreement.

                  (b) If:

                      (i)   Parent terminates this Agreement pursuant to Section
                                                                         -------
9.01(d)(ii);
-----------

                      (ii) the Board of Directors of the Company withdraws or amends in any manner adverse to Parent or Sub its recommendation and approval of the Merger in accordance with Section 4.04(b), or the Board of
                                          ---------------
Directors of the Company approves or recommends any Superior Company
Proposal, and in either case the Company Stockholder Approval is not obtained upon a vote taken thereon at a duly convened Company Stockholder Meeting; or

                      (iii) the Company terminates this Agreement pursuant to
Section 9.01(f);
---------------

                      then, in each case, the Company will pay to Parent, within three Business Days following the delivery of notice of such termination (in the case of clauses (i) and (iii) above) or the occurrence of such event (in the case of clause (ii) above), a termination fee equal to $12,000,000 (the "COMPANY TERMINATION FEE"), payable by wire transfer of
                  -----------------------
immediately available funds to an account designated by Parent.

                  (c) If Parent terminates this Agreement pursuant to
Section 9.01(d)(i) with respect to any breach of the Company's
------------------
representations and warranties, solely as such representations and warranties are made as of the date of this Agreement, or with respect to the failure by the Company to perform any covenant set forth in this Agreement, then the Company will pay to Parent, within three Business Days following the delivery of notice of such termination, an amount equal to the reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred by Parent and Sub in connection with this Agreement, the Merger or the other Transactions, the amount of which shall be set forth and reasonably documented in the notice of such termination (the "EXPENSE
                                                              -------
REIMBURSEMENT"), payable by wire transfer of immediately available funds to
-------------
an account designated by Parent; provided that the aggregate amount of the Expense Reimbursement shall not exceed $3,000,000.

                  (d) Subject to Section 9.02(e), if as of the Outside Date
                                 ---------------
the conditions set forth in Sections 8.03(a) and 8.03(b) have been satisfied
                            ----------------     -------
(and the Company has delivered to Parent the certificate described in
Section 8.03(d) confirming the satisfaction of such conditions as of the
---------------
Outside Date) and either:

                      (i) the Company, on or after the Outside Date, terminates this Agreement pursuant to Section 9.01(e)(ii) as a result of the
                                      -------------------
failure of the conditions set forth in Section 8.01(b) to have been
                                       ---------------
satisfied; or

                      (ii) Parent, on or after the Outside Date, terminates this Agreement pursuant to Section 9.01(d)(iii) as a result of the failure
                           --------------------
of the conditions set forth in Section 8.01(b) or Section 8.03(c) to have
                               ---------------    ---------------
been satisfied;

                      then, in each case, Parent will pay to the Company, within three Business Days following the delivery of notice of such termination, a termination fee equal to $5,000,000

(the "PARENT TERMINATION FEE"), payable by wire transfer of immediately
      ----------------------
available funds to an account designated by the Company.

                  (e) Notwithstanding Section 9.02(d)(i), if Parent, at any
                                      ------------------
time prior to the termination of this Agreement by the Company, delivers written notice to the Company of Parent's election, in its sole and absolute discretion, to waive satisfaction of the conditions set forth in Section
                                                                 -------
8.01(b) and Section 8.03(c) and proceed with the Closing, then the Company
-------     ---------------
shall continue to be entitled to terminate this Agreement on or after the Outside Date pursuant to Section 9.01(e)(ii) as a result of the failure of
                         -------------------
the conditions set forth in Section 8.01(b) to have been satisfied, but the
                            ---------------
Company shall not be entitled to receive the Parent Termination Fee if it exercises such termination right.

                  (f) The parties acknowledge that the agreements contained in this Section 9.02 are an integral part of the Transactions and that,
        ------------
without these agreements, the parties would not enter into this Agreement. Each party accordingly agrees that in the event it fails to pay any amount when due under this Section 9.02, it shall in addition to the payment of
                    ------------
such amount also pay to the other party all of the costs and expenses (including reasonable attorneys' fees and expenses) incurred in the enforcement of the other party's rights under this Section 9.02, together
                                                   ------------
with interest on such amount at a rate per annum equal to the prime rate as quoted from time to time by JPMorgan Chase Bank, N.A., plus three percentage points, payable from the date upon which such payment was due, to and including the date of payment. Provided that a party is not in breach of its obligations under this Section 9.02, each of the parties hereto acknowledges
                       ------------
that (i) all amounts payable under this Section 9.02, if any, shall
                                        ------------
constitute liquidated damages in lieu of any actual damages for termination of this Agreement and (ii) that upon the payment of the amounts payable under this Section 9.02, if any, the paying party and its Affiliates and
           ------------
Representatives shall be relieved from any and all liabilities for any breach or termination of this Agreement.

                  Section 9.03  Amendment. This Agreement may be amended by
                                ---------
the parties at any time whether before or after receipt of the Company Stockholder Approval and prior to the Effective Time; provided that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  Section 9.04  Extension; Waiver. At any time prior to the
                                -----------------
Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.03, waive compliance with any of the
                          ------------
agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE X

                             General Provisions
                             ------------------

                  Section 10.01  Non-Survival of Representations, Warranties
                                 -------------------------------------------
and Agreements. None of the representations, warranties, covenants and
--------------
agreements in this Agreement (other than the covenants contained in Section
                                                                    -------
5.08, the last sentence of Section 7.02 and in Sections 7.04, 7.05, 7.06,
----                       ------------        -------------  ----  ----
9.02 and this Article X) or in any instrument delivered pursuant to this
----          ---------
Agreement, including any rights arising out of the breach of such representations, warranties, covenants and agreements, shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement
                     -------------
of the parties which by its terms contemplates performance after the Effective Time.

                  Section 10.02  Notices. All notices and other
                                 -------
communications hereunder shall be in writing and shall be deemed duly given
(a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                  (a) if to Parent or Sub, to

                      Gardner Denver, Inc.
                      1800 Gardner Expressway
                      Quincy, Illinois 62305
                      Attention: Corporate Secretary

                      with a copy to:

                      Baker & McKenzie LLP
                      One Prudential Plaza, Suite 3500
                      130 East Randolph Drive
                      Chicago, Illinois 60601
                      Attention: Dieter A. Schmitz
                                 Craig A. Roeder

                  (b) if to the Company, to

                      Thomas Industries Inc.
                      Suite 300
                      4360 Brownsboro Road
                      Louisville, Kentucky  40207
                      Attention:  President
                      with a copy to:

                      McDermott Will & Emery LLP
                      227 West Monroe, Suite 4700
                      Chicago, Illinois  60606
                      Attention: Michael R. Fayhee, P.C.
                                 John P. Tamisiea

                  Section 10.03  Interpretation; Disclosure Letters. When a
                                 ----------------------------------
reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the party to whom such information is to be made available. The phrases "herein," "hereof," "hereunder" and words of similar import shall be deemed to refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular provision of this Agreement. The word "or" shall be inclusive and not exclusive. Any pronoun shall include the corresponding masculine, feminine and neuter forms. The phrases "known" or "knowledge" mean, with respect to the Company and the Company Subsidiaries, the actual knowledge of the officers of the Company and the Company Subsidiaries identified on Section 10.03 of the Company
                                           -------------
Disclosure Letter. The Company Disclosure Letter shall be organized in numbered sections corresponding to the sections of this Agreement. Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed for all purposes and all sections of the Company Disclosure Letter provided that the relevance of such matter to such other sections would be reasonably apparent to a reasonable Person.

                  Section 10.04  Severability. If any term or other provision
                                 ------------
of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

                  Section 10.05  Counterparts. This Agreement may be executed
                                 ------------
in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 10.06  Entire Agreement; No Third-Party
                                 --------------------------------
Beneficiaries. This Agreement, taken together with the Company Disclosure
-------------
Letter, the Confidentiality Agreement, any other written agreements executed by the parties on or after the date of this Agreement and the certificates and documents contemplated by this Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and the other Transactions and (b) except for the provisions of Sections 7.04 and 7.05,
                                                  -------------     ----
are not intended to confer upon any Person other than the parties any rights or remedies.

                  Section 10.07  Governing Law. This Agreement shall be
                                 -------------
governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 10.08  Assignment. Neither this Agreement nor any
                                 ----------
of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 10.09  Enforcement; Jurisdiction; WAIVER OF JURY
                                 -----------------------------------------
TRIAL. The parties agree that irreparable damage would occur in the event
-----
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Federal court sitting in the State of Delaware or any Delaware state court and (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION.

                          [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                     GARDNER DENVER, INC.


                                     By:    /s/ Ross J. Centanni
                                        ------------------------------------
                                            Name:  Ross J. Centanni
                                            Title: Chief Executive Officer



                                     PT ACQUISITION CORPORATION


                                     By:    /s/ Tracy Pagliara
                                        ------------------------------------
                                            Name:  Tracy Pagliara
                                            Title: Vice President and Secretary




                                     THOMAS INDUSTRIES INC.


                                     By:    /s/ Timothy C. Brown
                                        ------------------------------------
                                            Name:  Timothy C. Brown
                                            Title: Chief Executive Officer

                                  EXHIBIT A
                                  ---------

                    RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                           THOMAS INDUSTRIES INC.

==============================================================================


         The original Certificate of Incorporation of Thomas Industries Inc. was filed with the Secretary of State of Delaware on December 28, 1928, under the name The Electric Sprayit Company. The following Restated Certificate of Incorporation restates, integrates and further amends the provisions of the corporation's Certificate of Incorporation, and all amendments thereto.

                                  ARTICLE 1
                                  ---------

         The name of the corporation is:

                           Thomas Industries Inc.

                                  ARTICLE 2
                                  ---------

         The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE 3
                                  ---------

         The nature of the business or the objects or purposes to be conducted or promoted by the corporation are to engage in any capacity in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in force or as hereafter amended and to possess, exercise and enjoy all the powers, rights and privileges granted by the General Corporation Law of the State of Delaware, together with any lawful powers, rights and privileges incidental thereto.

                                  ARTICLE 4
                                  ---------

         The total number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares, all of which shall be common stock having $0.01 par value per share.

                                  ARTICLE 5
                                  ---------

         The corporation shall have perpetual existence.


                                    - 2 -


                                  ARTICLE 6
                                  ---------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit the power of the stockholders to adopt, amend or repeal the bylaws of the corporation.

                                  ARTICLE 7
                                  ---------

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE 8
                                  ---------

         The corporation shall have the power to indemnify its directors, officers, employees or agents to the full extent permitted by the General Corporation Law of the State of Delaware as now in force or hereafter amended.

                                  ARTICLE 9
                                  ---------

         A Director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that this Article 9 shall not eliminate or limit a Director's liability (i) for any breach of the Director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the shareholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any repeal or modification of this Article 9 shall not increase the personal liability of any Director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director of the corporation existing at the tine of such repeal or modification.

         The provisions of this Article 9 shall not be deemed to limit or preclude indemnification of a Director by the corporation for any liability of a Director which has not been eliminated by the provisions of this
Article 9.


                                    - 3 -


                                 ARTICLE 10
                                 ----------

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                 ARTICLE 11
                                 ----------

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights and powers conferred upon stockholders herein are granted subject to this reservation.